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                                                                   EXHIBIT 99.1

[McLEODUSA LOGO APPEARS HERE]

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Press and Investor Contact: Bryce E. Nemitz bnemitz@mcleodusa.com
Phone: (319) 298-7800
FAX: (319) 298-7767

For Immediate Release


                Merger Reinforces "Super Regional" CLEC Status

        McLeodUSA and Ovation Communications Sign Definitive Agreement

  Cedar Rapids, IA and Minneapolis, MN -- January 7, 1999 -- Two leading Midwestern Competitive Local Exchange Carriers (CLECs) today announced their intention to merge. McLeodUSA Incorporated (Nasdaq NMS:MCLD) and Ovation Communications, Inc. have signed a definitive Agreement and Plan of Merger. Both companies provide telecommunications services to business and residential customers in the upper Midwest. The combined company will be known as McLeodUSA Incorporated.

  The owners of Ovation Communications will receive approximately 5.1 million shares of McLeodUSA stock and approximately $141 million in cash for all Ovation stock. McLeodUSA will also assume $83 million in Ovation debt. Estimated 1998 revenue for Ovation Communications is $34.6 million with positive EBITDA of $4.4 million.

Strategic Fit

  Clark McLeod, Chairman and CEO of McLeodUSA stated, "The Ovation merger complements our strategy, dramatically expands our opportunity and accelerates our execution. Combining these companies provides a new degree of continuity throughout the region. The McLeodUSA market is expanded by 50 percent, which should have a positive impact on shareholder value. And most important, the Ovation team is outstanding, bringing additional depth and breadth to our organization."

  Tim Devine, CEO and President of Ovation Communications, added, "McLeodUSA has long been a standout in the industry. Their success as a competitive provider is unprecedented, their style is aggressive and their customer loyalty is extraordinary. The combined team will dominate the region."

Operational Advantages

  Once the transaction is completed, the combined company will be a facilities-based provider with approximately 412,000 local lines, 5,400 employees, 6,900 route miles of fiber optic network and 11 switches.

Commenting on the merger, Steve Gray, McLeodUSA President and COO stated,

  "The Ovation management team has over 150 years of combined CLEC experience. This experience is specific to interconnection with the Bells, local number portability, fiber network deployment and on-switch services. This merger will allow us to accelerate our migration on-switch and our independence from Bell facilities. And, we believe 1999 new lines sold will double our 1998 results. Further, it establishes McLeodUSA as the most prominent, ubiquitous regional CLEC in the country."
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Accelerated Growth

  Tim Devine of Ovation: "Perhaps the most significant challenge to the growth of both McLeodUSA and Ovation has been finding committed, experienced telecommunications professionals in the numbers needed to tackle this incredible marketplace opportunity. Both companies are committed to employee growth and development, as well as providing the opportunity for our employees to participate in Company success through stock ownership."

  Most Ovation employees are located in Minneapolis and in several Michigan cities as a result of the acquisition of Phone Michigan completed in October 1998. Additional employees are in Chicago and Milwaukee.

Anticipated Closing Date

  The parties expect to complete the merger within a few months. Consummation of the merger is subject to Hart-Scott-Rodino clearance and approval of regulatory authorities. The merger does not require approval by McLeodUSA stockholders.

Agreement Terms and Conditions

  . McLeodUSA will purchase all shares of Ovation Communications, Inc. stock for approximately $141 million in cash and approximately 5.1 million shares of McLeodUSA stock. These shares will represent 7.4 percent of the outstanding shares of McLeodUSA Incorporated.

  . The agreement provides for no collars. The owners of more than 87 percent of the Ovation shares have signed an agreement to vote in favor of the transaction. McLeodUSA will assume the debt of Ovation Communications of approximately $83 million.

  . Mr. James F. Wade of Media/Communications Partners will serve on the McLeodUSA Board of Directors. Media/Communications Partners is a venture capital firm that currently owns 78 percent of Ovation Communications, Inc.

  . Media/Communications Partners has agreed to sign a stockholders' agreement limiting their sale of McLeodUSA stock for 36 months.

Company Descriptions

  A publicly traded firm headquartered in Cedar Rapids, Iowa, McLeodUSA is a provider of integrated telecommunications services to business and residential customers. Current customers are located in a ten-state area that includes Colorado, Iowa, Illinois, Indiana, Minnesota, Missouri, North Dakota, South Dakota, Wisconsin and Wyoming. Telecommunications products include local and long distance service, Internet access, voice mail, paging, teleconferencing and calling card services. McLeodUSA Publishing Company is one of the largest independent publishers of yellow and white page telephone directories in the country. In the next 12 months, McLeodUSA Publishing will distribute nearly 16 million copies of competitive directories in 20 states reaching 28 million people.

  Ovation Communications is a privately owned, facilities-based CLEC headquartered in Minneapolis. Ovation was incorporated during the first quarter of 1997 and began construction of a 67-mile network in Minneapolis in September 1997. Service was turned up in December of 1997 and over 16,000 lines were sold by October 31, 1998. Ovation completed the acquisition of Phone Michigan in October 1998, adding 400 route miles of network and nearly 32,000 local access lines sold. Ovation targets business customers in major Midwestern cities, offering local and long distance service as well as Integrated Services Digital Network (ISDN) services, voice mail, teleconferencing, calling card and other enhanced services.
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   Operating Statistics (as of 9/30/98 for McLeodUSA, 12/31/98 for Ovation)

                                                     McLeodUSA Ovation Combined
                                                     --------- ------- --------
Local lines.........................................  366,800  45,577  412,377
Business............................................  223,200  32,653  255,853
Residential.........................................  143,600  12,924  156,524
Local line customers................................  179,400  14,650  194,050
Business............................................   42,500   2,900   45,400
Residential.........................................  136,900  11,750  148,650
Interconnection agreements..........................        5       7       12
Collocations........................................       61      36       97
Lines per business customer.........................      5.6    11.3      --
Sales cities........................................       66       5       71
Cities served.......................................      267     135      377*
Route miles.........................................    6,329     564    6,893
Switches............................................        7       4       11
Employees...........................................    5,000     384    5,384

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*Some cities are served by both companies

  The statements contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to revision of expansion plans, availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the Company's business, changes in the competitive climate in which the Company operates and the emergence of future opportunities, all of which could cause actual results and experiences of McLeodUSA Incorporated to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Business-Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, which is filed with the Securities and Exchange Commission.